UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

First Advantage Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31666	84-3884690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Concourse Parkway NE Suite 200
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 314-9761

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.

On May 11, 2022, First Advantage Corporation issued a press release announcing its financial results for the quarter ended March 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2022, the Board of Directors of the Company appointed Joelle M. Smith as President, Data, Technology, and Experience, effective May 11, 2022.

Ms. Smith, 46, prior to her appointment, served as the Chief Experience Officer of the Company since January 2020. Prior to that role, she served as Executive Vice President, Resident and Investigative Research of the Company from July 2017 to December 2019. Before joining the Company, Ms. Smith held various roles as vice president at Mindtree from July 2012 to July 2017. Ms. Smith holds a Bachelor of Science from East Stroudsburg University of Pennsylvania.

In connection with her promotion, Ms. Smith’s annual base salary was increased to $460,000. Ms. Smith may also receive an annual cash bonus of up to 50% of her annual base salary and is expected to receive equity awards having a fair value equal to $5,200,000, comprised of approximately two-thirds stock options and approximately one-third restricted stock units, with each grant vesting annually in four equal installments based on her promotion date of May 11, 2022. The exact number of stock options and restricted stock units subject to the awards will be determined on May 12, 2022 based on the prior twenty day average closing price of the Company’s common stock in the case of the restricted stock units and using a Black-Scholes valuation for the stock options. The per share exercise price of the stock options will be the closing price on May 12, 2022.

There are no arrangements or understandings between Ms. Smith and any person pursuant to which she was selected as President, Data, Technology, and Experience. Ms. Smith has no family relationships with any director or executive officer of the Company. There are no transactions involving Ms. Smith that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 11, 2022, the Company issued a press release announcing Ms. Smith’s appointment as the Company’s President, Data, Technology, and Experience. The full text of the press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of First Advantage Corporation dated May 11, 2022.
99.2	Press Release of First Advantage Corporation dated May 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date:	May 11, 2022	By:	/s/ David L. Gamsey
David L. Gamsey Executive Vice President & Chief Financial Officer